EXHIBIT 99.1

THIS IS AN IMPORTANT DOCUMENT AND REQUIRES YOUR IMMEDIATE
ATTENTION.  IF YOU ARE IN ANY DOUBT AS TO HOW TO DEAL WITH THIS
DOCUMENT YOU SHOULD CONSULT YOUR LEGAL, FINANCIAL OR OTHER
PROFESSIONAL ADVISER.

BIDDER’S STATEMENT

and

OFFER

by

LEGEND INTERNATIONAL HOLDINGS, INC.

ABN 82 120 855 352

to acquire all of your shares in

NORTH AUSTRALIAN DIAMONDS LIMITED

ACN 009 153 119

for 1.2 cents cash per share

TO ACCEPT THIS OFFER PLEASE INSTRUCT YOUR BROKER TO SELL
YOUR SHAREHOLDING TO LEGEND THROUGH ITS BROKER,
AEQUS SECURITIES PTY LTD.

Broker	Legal-Adviser

Important Information

Lodgement under the Corporations Act 2001

This Bidder’s Statement is dated 12 May 2009.

This Bidder’s Statement is given by the Bidder to NAD, the Target, under Part 6.5 Corporations Act.  This Bidder’s Statement includes an Offer dated 26 May 2009 to acquire your NAD Shares and also sets out certain disclosures required under the Corporations Act.

A copy of this Bidder’s Statement was lodged with ASIC on 12 May 2009.  ASIC takes no responsibility for the contents of this Bidder’s Statement.

Defined terms

A number of defined terms are used in this Bidder’s Statement.  Unless the contrary intention appears, the context requires otherwise or words are defined in Section 11, words and phrases in this Bidder’s Statement have the same meaning and interpretation as in the Corporations Act.

Key dates

Bidder’s Statement lodged with ASIC	12 May 2009
Offers before the Offer Period	12 May 2009 to 26 May 2009
Opening Date of Offer Period	27 May 2009
Closing Date* of Offer Period	27 June 2009

*This date is indicative only and may be extended as permitted by the Corporations Act.

Disclaimer

This is an important document.  This document should be read in its entirety.  In preparing this Bidder’s Statement, the Bidder has not taken into account the individual financial position and investment strategies of individual NAD shareholders.  Acceptance of this Offer may have tax consequences for you.  Accordingly, before accepting the Offer contained in Section 10, you should consult with your financial, taxation or other professional adviser.  This document is subject to a number of conditions.  You should therefore read this document in its entirety before accepting the Offer.

Forward looking statements

This Bidder’s Statement may contain forward looking statements in respect of the future performance of NAD or the Bidder, no guarantee is given that these statements will be achieved.  They are simply the statements that the Bidder believes are reasonable and achievable given the level of knowledge available at the date of this Bidder’s Statement.

Notice to foreign shareholders

The distribution of this Bidder’s Statement may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe such restrictions.

This Bidder’s Statement has been prepared having regard to Australian disclosure requirements and Australian accounting standards. These disclosure requirements and accounting standards may differ from those in other countries.

This Bidder’s Statement does not constitute a solicitation of or an offer to purchase from NAD shareholders any securities in NAD in any jurisdiction in which such an offer or solicitation would be illegal.

Disclaimer as to NAD

The information on NAD and NAD Shares contained in this Bidder’s Statement has been prepared by the Bidder using publicly available information.

The information in this Bidder’s Statement concerning NAD and the assets and liabilities, financial position and performance, profits and losses and prospects of NAD, has not be independently verified by the Bidder.  Accordingly, the Bidder does not, subject to the Corporations Act, make any representation or warranty, express or implied, as to the accuracy or completeness of such information.

Further information relating to NAD’s business may be included the Target’s Statement which NAD must provide to its shareholders in response to this Bidder’s Statement.

Internet sites

Each of the Bidder and NAD maintains an internet site. The Bidder’s internet site is at the URL www.lgdi.net and the NAD internet site is at the URL www.nadl.com.au. Information contained in or otherwise accessible through these internet sites is not a part of this document. All references in this Bidder’s Statement to these internet sites are for your information only.

Privacy collection statement

Personal information relating to your shareholding in NAD will be obtained by the Bidder or its agents from NAD in accordance with their rights under the Corporations Act.  The Bidder will share this information with their related bodies corporate, advisers and agents where necessary for the purposes of the Offer.  The Bidder, its related bodies corporate, advisers and agents will use this information solely for purposes relating to the Offer and to assist in any future relationship with you as a shareholder.

KEY TERMS OF OFFER

The Offer	Legend is offering to acquire all of your NAD Shares.

Price	Legend is offering 1.2 cents cash for each of your NAD Shares.

Offer Period	The Offer Period runs from 27 May 2009 to 27 June 2009.

Earlier Offers	Legend is offering to acquire the NAD Shares at 1.2 cents for each NAD Share on ASX from 12 May 2009 to 26 May 2009 (ie prior to the Offer Period).

How to accept	The Offer can only be accepted by selling some or all of your NAD Shares on market to Aequs Securities Pty Ltd (acting on behalf of Legend).

CHESS Holdings

If your NAD Shares are on a CHESS Subregister, instruct your Controlling Participant to accept the Offer for you.

Issuer Sponsored Holdings

If your NAD Shares are on NAD’s issuer sponsored subregister, you can sell your NAD Shares through the Broker of your choice, including Aequs Securities Pty Ltd.

No Conditions	The Offer is an unconditional cash offer.

Time for Payment	Payment for acceptances will be received on a T + 3 basis in line with normal practice for an on market purchase of shares on the ASX.

Contents

1	Summary of the Offer	7

2	Why you should accept this offer	8

3	Bidder Profile	9

4	NAD Profile	11

5	Material Information	12

6	The Bidder’s Intentions	15

7	Funding Arrangements	17

78	Australian Tax Considerations	18

9	Other Material Information	21

10	Terms of the Offer	22

11	Definitions and Interpretation	25

12	Approval of Bidder’s Statement	27

Annexure A Announcement of Takeover Offer		29

1	Summary of the Offer

The following is a summary of the terms of the Offer, which are set out in full in Section 10 of this Bidder’s Statement. Particulars of the Offer were disclosed by Aequs Securities to the market on the date of this Bidder’s Statement. A copy of the takeover announcement is set out in Annexure A to this Bidder’s Statement

Proposed on market takeover offer

The Bidder proposes to make Offers under an on market bid to buy all NAD Shares that exist or will exist at any time during the Offer Period at a price of 1.2 cents per NAD Share on the terms set out in Section 10. Particulars of the Offer were disclosed by Aequs Securities to the market on the date of this Bidder’s Statement.  You may accept this Offer in respect of all or part of your NAD shareholding.

The Offers will be made by Aequs Securities, on behalf of Legend, through the ASX during the Offer Period.

Offer Period

Unless withdrawn, the Offer Period will be open during the period that begins at 10.00am on 27 May 2009 and ends at 4.00pm on 27 June 2009, unless it is extended under the Corporations Act.

How to Accept the Offer

To accept this Offer, follow the instructions in Section 10.5 or contact Aequs Securities or your Broker. Each Offer may be accepted during any official Trading Day of the ASX before the end of the Offer Period. You may only accept the Offer through Brokers who are members of ASX.

When will I receive payment for my Shares?

If you accept the Offer in accordance with the instructions contained in the Bidder’s Statement, you will be paid in accordance with the ASTC Settlement Rules, being the normal T + 3 basis.

Tax considerations

You should seek appropriate professional advice on the taxation consequences of accepting the Offer.  Section 8 contains a general summary only of the likely major Australian tax consequences for NAD shareholders who accept the Offer.

Risk factors

Clause 9.1 contains a general summary only of certain risk factors which may apply if the Bidder does not achieve a level of shareholding of 100% (whether by NAD Shareholders accepting the Offer, compulsory acquisition, compulsory buy-out or some other way).  In such circumstances, some NAD Shareholders who continue to hold NAD Shares will continue to be minority shareholders in NAD.  Numerous risks are associated with holding an investment in shares.  The risk factors referred to in clause 9.1 are not exhaustive and NAD Shareholders should carefully consider this Bidder’s Statement in its entirety and their personal circumstances and seek independent professional advice before deciding whether to accept the Offer.

Stamp duty and brokerage

You will not pay any stamp duty by accepting the Offer.

Any brokerage charged by Brokers who are members of the ASX is your responsibility.

The Bidder will bear its own brokerage on transfers of NAD Shares as a result of acceptances of the Offers.

Further information

Full details on how to accept the Offer are set out in Section 10.

If you have any questions about the Bidder’s Statement or the Offer, please contact Legend Offer Information Line on +61 3 8532 2866.

2	Why you should accept this offer

Legend’s Offer represents an opportunity to receive 100% cash consideration for your NAD Shares thereby realising immediate value for those shares.

The Offer represents a:

•	9% premium to NAD’s closing share price of 1.1 cents on 11 May 2009, the last Trading Day of NAD Shares before the Announcement Date;

•	20% premium to the 30 and 90-day VWAP of NAD Shares prior to the Announcement Date; and

•	50% premium to the recent rights issue price in early 2009 of .008 cents per share.

Cash Offer Provides Certainty of Value

Accepting the Offer will enable you to realise a certain and immediate value for your NAD Shares through 100% cash consideration. If you remain an NAD Shareholder the value of your shareholding will continue to depend on the success or otherwise an exploration company and the risks and uncertainties usually associated with such company.

Risk of Not Accepting

The price of NAD Shares listed on the ASX may fall to a level below the Offer Price.

The price of your NAD Shares will continue to be subject to the current economic climate and market sentiment towards commodities stocks.

The market for your NAD Shares may become less liquid if Legend holds the majority of NAD Shares following the Offer.

NAD will require significant additional funding in order to complete exploration and the successful development of Merlin and to fund its other exploration efforts. If NAD seeks to raise equity funding to meet its funding requirements and you do not participate or are unable to participate in providing such funding, you may face future dilution of your NAD shareholding compared to NAD Shares on issue.

3	Bidder Profile

3.1	Overview

Legend is a Delaware corporation listed on the over-the-counter market in the USA and a registered foreign company in Australia.

Legend has phosphate, diamond and base metal interests in Queensland and the Northern Territory in Australia.  Legend is led by Mr. Joseph I Gutnick, a prominent Australian mining industry entrepreneur, who has overseen some of Australia's largest and most prestigious resource discoveries.

Legend's primary focus is the development of its phosphate interests in the Georgina Basin in Queensland including Paradise, D-Tree, Thorntonia, Lily Creek, Quita Creek, Sherrin Creek and Highland Plains.

Legend plans to produce an average of 5 million tonnes per year of phosphate rock concentrate of 30%+ P2O5 by 2012.  If achieved, this would make it one of the world's leading producers of phosphate rock.

Mr. Joseph Gutnick is a director of both the Bidder and NAD.  He will not take part in any material decision made by either company relating to the Offer and/or the Takeover Bid.

The Bidder has upgraded accommodation and the airstrip at the Merlin Diamond Project so that it may use those facilities as part of its exploration program.  The Bidder anticipates an agreement to be executed in this regard on arms’ length terms in the near future.

The Bidder has received Foreign Investment Review Board approval to acquire all of the issued shares of NAD.

3.2	Profile of Legend Directors

Joseph Gutnick - Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer since November 2004.

He has been Chairman of the Board, President and Chief Executive Officer of numerous listed public companies in Australia and the USA specialising in the mining sector since 1980.

Mr. Gutnick is currently Chairman of the Board, President and Chief Executive Officer of Golden River Resources Corporation, Northern Capital Resources Corporation, Yahalom International Resources Corporation and We Sell For U Corporation; and Executive Chairman and Managing Director of North Australian Diamonds Limited, Top End Uranium Limited and Quantum Resources Limited. Mr. Gutnick was previously a Director of the World Gold Council.  He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

David Tyrwhitt - Dr. Tyrwhitt was appointed a Director in March 2005.  He is a geologist, holding a Bachelor of Science and PhD degrees and has 50 years experience in mineral exploration and management development and operation of gold mines in Australia.

Dr. Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Hawthorn Resources Limited and Quantum Resources Limited. He has also been a Director of Golden River Resources Corp, a Delaware corporation (GORV.OB) since 1996 and Northern Capital Resources Corp., a Nevada corporation since 2008.

U.S. Awasthi - Dr. Awasthi was appointed a Director in August 2008.  Dr. Awasthi has been the Managing Director of IFFCO since February 1993, the largest producer and seller of fertilisers in India.  Dr. Awasthi has worked in various pivotal positions in IFFCO & KRIBHCO and acquired all-round expertise in planning and execution of fertiliser plants. He was closely associated with the construction of the Hazira and Aonla Projects.

In 1986, he joined Pyrites, Phosphates & Chemicals Limited (PPCL) as its Chairman and Managing Director.  He was also the Chairman & Managing Director of Rashtriya Chemicals & Fertilisers Ltd. (RCF) from April 1991 to March 1992.  Dr. Awasthi was the Chairman of the Fertiliser Association of India (FAI), New Delhi, during 1994-96.  He held the position of President, International Fertiliser Industry Association (IFA), Paris during 1997-99.  Dr. Awasthi is the co-author of a book entitled ‘Fertiliser Industry in India’.

Manish Gupta - Mr. Gupta was appointed a Director in August 2008.  Mr. Gupta graduated from the Indian Institute of Technology (IIT), Delhi, India in 1988 with a Bachelor of Technology specialising in Civil Engineering. He continued his studies at the Institute of Management (IIM), Calcutta, India where he gained a Post Graduate Diploma in Management in 1990 specialising in Development, Marketing, and then at the University of Pune, Pune, India where he gained a Bachelor of Laws (LLB) in 1996 excelling in Taxation and Commercial Laws.

Mr. Gupta has held several positions in the Indian Government including with the Indian Taxation Office and as Deputy Secretary to the Government of India, Ministry of Chemicals and Fertilisers, and as an Additional Commissioner of Income Tax and Officer on Special Duty to the Revenue Secretary, Government of India.  In May 2004, he joined IFFCO and currently heads the strategic management team of IFFCO, responsible for formulating the future vision of the society and associated strategic decision making including setting up new ventures and partnerships, acquisition of existing ventures and diversification in new areas.

Allan Trench - Dr. Trench was appointed a Director in August 2008.  Dr. Allan Trench is a geologist/geophysicist and business management consultant with approximately 20 years experience within the Australian resources sector across a number of commodity groups.  Dr. Trench was the Exploration Manager for WMC for the Leinster-Mt. Keith region and then managed a number of exploration companies associated with Mr. Joseph Gutnick before joining McKinsey & Company as a management consultant.

In his role at McKinsey, Dr. Trench was an advisor to a number of large international resources companies on strategic, organisation and operational issues.  From 2004 to 2006 Dr. Trench was employed in a contract role as corporate strategist and benchmarking manager at Woodside Energy, helping to building Woodside’s capability in strategy, benchmarking and performance improvement across its global asset portfolio.  Following this he was employed by the CRU Group and was firstly responsible for global copper research managing a team of 12 analysts and more recently as Regional Director - Australasia.  Dr. Trench also serves as a non executive director for three other resource companies and currently holds the title of Adjunct Professor of Mineral Economics & Mine Management at the WA School of Mines, Curtin University.

Henry Herzog - Mr. Herzog was appointed a Director in August 2008.  Mr. Herzog has more than 40 years of corporate and management experience.  Mr. Herzog was responsible for the restructuring and reorganisation of several listed public companies including U.S. company Bayou International Limited (now known as Golden River Resources Corporation) where he served as its President and Chief Executive Office from 1986 -1988.  Mr. Herzog has spent the last six years managing a number of private investment entities and currently also a member on the Board of Trustees of a non-profit college of higher education.

Further details about the Bidder are set out in Section 5.

4	NAD Profile

4.1	Disclaimer

NAD is a "disclosing entity" for the purposes of the Corporations Act and as such is subject to ASX continuous reporting and disclosure obligations.

A list of announcements made by NAD to ASX between the date its annual financial report for the year ended 30 June 2008 (being 24 October 2008) was lodged with ASIC and 11 May 2009 (being the day before the date of lodgement of the original Bidder's Statement with ASIC) is available on the ASX website at www.asx.com.au.

The following description of the profile of NAD and all the financial information concerning it contained in this Section 4 has been prepared using publicly available information.  Subject to the Corporations Act, the Bidder makes no representation or warranty, express or implied, as to the accuracy or completeness of the information.

4.2	Overview of NAD’s activities

In its quarterly report for the period ended 31 March 2009 lodged with the ASX, NAD reported to its shareholders and included the following highlights:

“Merlin Evaluation

•	Site activities commenced at Merlin in late March following cessation of the wet season.

•	Process engineering consultants, Engenium, have been engaged to assist with the design and upgrade of the front-end to the pilot processing plant.

•	As part of the upgrade a High Pressure Grinding Roll (HPGR) unit has been leased and will be onsite in late June.

•	Palomides and Sacramore pits (PalSac), are being dewatered in preparation for the taking of bulk test samples.

•	Drill testing of the Excalibur-Perceval diamond pipe system is scheduled to commence early June.

Merlin Orbit Exploration

•	Loam sampling is underway in the Lancelot Prospect area aimed at resolving several isolated and discrete indicator mineral anomalies.

Arnhem Land

•	The company purchased all rights and title including royalties from De Beers pertaining to the tenements that comprised the Arnhem Land Joint Venture. This is an area of approximately 28,000km2.

•	EL330 located in central Arnhem Land was recently granted.

Corporate

•	Capital raising successfully completed raising $6 million pursuant to a Prospectus.”

NAD shareholders should refer to the quarterly report for further details in relation to NAD’s current activities.

5	Material Information

5.1	Voting power of the Bidder in NAD

The Bidder holds 296,000,000 NAD Shares being 14.92% of the issued shares in NAD.  As Mr. Joseph Gutnick is a director of both Yahalom International Resources Corporation and the Bidder, Yahalom International Resources Corporation is an Associate of the Bidder. Yahalom International Resources Corporation owns 378,275,603 NAD Shares, being 19.12%.

As at the date of lodgement of this Bidder's Statement with ASIC, the Bidder and its Associates held 674,275,603 shares in NAD representing a 34.04% interest.

5.2	Relevant Interests of the Bidder in NAD

As at the date of lodgement of this Bidder's Statement with ASIC, the Bidder and its Associates had a Relevant Interest in 674,275,603 NAD Shares.  As Mr. Joseph Gutnick is a director of both Yahalom International Resources Corporation and the Bidder, Yahalom International Resources Corporation is an Associate of the Bidder.

5.3	Acquisition by the Bidder of NAD Shares during previous four months

Neither the Bidder nor any of its Associates have acquired NAD Shares during the four months before the date of this Bidder's Statement was lodged with ASIC, other than:

(a)	296,000,000 shares in NAD which were acquired by the Bidder for a consideration of $2,368,000 on 9 February 2009, and

(b)
the Bidder’s Associate, Yahalom International Resources Corporation, acquired 74,742,389 for a consideration of $597,939 on 5 February 2009 and 80,576,926 for a consideration of $644,615 on 9 February 2009.

5.4	Inducing benefits given by Bidder during previous four months

During the four months before the date of lodgement of this Bidder's Statement with ASIC, neither the Bidder nor any Associate of the Bidder (including Legend) gave, offered to give or agreed to give, a benefit to another person that is not available under the Offer to all NAD shareholders and was likely to induce the other person, or an Associate of the other person, to:

(a)	accept the Offer; or

(b)	dispose of NAD Shares.

5.5	Directors' interests in NAD Shares

As at 12 May 2009, no Director had a Relevant Interest in NAD Shares other than as set out in this Section 5.5.  Mr. Joseph Gutnick is a shareholder and director of Yahalom International Resources Corporation, which holds 378,275,603 NAD Shares.

Riccalo Pty Ltd holds 10,000,000 shares in NAD.  Mr. Henry Herzog, a non-executive director of the Bidder, holds 50% of the shares in Riccalo Pty Ltd.  Sujol Nominees Pty Ltd (ATF Herzog Family Trust) holds 1,000,000 shares in NAD. Mr. Herzog is a director of Sujol and a beneficiary of the trust.

The Bidder has a direct holding of 296,000,000 NAD Shares.

5.6	NAD securities

According to publicly available documents, as at the date of this Bidder’s Statement, the total number of securities in NAD is as follows:

(a)	1,980,488,282 shares; and

(b)	80,000,000 options.

Subject to the Bidder being able to compulsorily acquire NAD Shares under Chapter 6A Corporations Act, the Bidder may, provided the requirements of section 661A(4) Corporations Act are met, compulsorily acquire any NAD Shares issued upon vesting or exercise of NAD options after the end of the Offer Period.

5.7	Options

Based on documents lodged with ASX by NAD as at the date of the Bidder’s Statement, NAD has 80,000,000 options on issue.  These options expire on 9 February 2012.  Each option is a right in favour of the option holder to subscribe for one NAD Share ranking equally in all respects with the then issued NAD Shares.  The exercise price will be 0.8 cents per option and will be payable in full on exercise of the option.  The Offer does not extend to options but extends to NAD Shares that are issued and quoted by ASX prior to the Closing Date.

5.8	Offer extends to new NAD Shares

The Offer extends to persons or entities that become registered, or entitled to be registered, as holders of NAD Shares during the Offer Period due to the conversion of, or exercise of rights attached to, other securities convertible into NAD Shares which are on issue on the Announcement Date.

5.9	Consents

(a)	Statements in this Bidder's Statement

The Bidder, Yahalom International Resources Corporation and Aequs Securities have given their consent to each statement by them and to each statement said in this Bidder's Statement to be based on a statement by them, being included in this Bidder's Statement in the form and context in which it is included. The Bidder, Yahalom International Resources Corporation and Aequs Securities have not withdrawn that consent before this Bidder's Statement was lodged with ASIC.

Cornwall Stodart has consented to being named in this Bidder’s Statement as the Legal Adviser to Legend and has not withdrawn that consent prior to the date of this Bidder’s Statement.

(b)	Consents not required under ASIC Class Orders

This Bidder's Statement includes or is accompanied by statements that are made in, or based on, statements made in documents lodged with ASIC or ASX.  Under the terms of ASIC Class Order 01/1543, the parties making those statements are not required to consent to, and have not consented to, the inclusion of those statements in this Bidder's Statement.  NAD shareholders are entitled to obtain from the Bidder free of charge a copy of any document which contains such a statement.  If you would like to receive a copy of any of these documents, please contact the Legend Offer Information Line on +61 3 8532 2866 and you will be sent a copy free of charge.

5.10	Other Material Information

Except as set out in this Bidder’s Statement, there is no information material to the making of a decision by NAD shareholders whether or not to accept the Offer, being information that is known to the Bidder and has not previously been disclosed to the holders of NAD Shares.

6	The Bidder’s Intentions

6.1	Overview of intentions

This Section sets out the Bidder’s intentions on the basis of the facts and information concerning NAD that are publicly available to the Bidder at the time of preparation of this Bidder’s Statement and the existing circumstances affecting the business of NAD so far as they are known to the Bidder, in relation to the following:

(a)	the continuation of, and changes to, NAD's business and assets;

(b)	the compulsory acquisition of NAD's Shares; and

(c)	the future employment of present employees of NAD.

Final decisions on the matters discussed below will only be reached by the Bidder after having sufficient exposure to NAD's business following the acquisition of NAD.  Decisions may then be affected by material information learnt about NAD post acquisition and taking into account the circumstances of the Bidder and NAD and global markets at the relevant time.  Accordingly, all statements of intention in this Section 6 are statements of current intention only and may change as new information becomes available and or circumstances change.

6.2	Compulsory acquisition of all NAD Shares

If the Bidder is entitled to compulsorily acquire the shares in NAD under section 661A Corporations Act, the Bidder intends to proceed to compulsorily acquire the outstanding NAD Shares in accordance with Chapter 6A Corporations Act.

6.3	The Bidder’s intentions if it acquires 100% ownership of NAD

The Bidder will conduct a strategic review of NAD and its business and operation to evaluate their performance and profitability in light of the information that will then be available to it. Subject to the outcome of the strategic review, the Bidder’s present intentions are as follows:

(a)	NAD's diamond operations

The Bidder will pursue the pre-feasibility work at Merlin Diamond Project and exploration of the other diamond properties. The Bidder does not intend any major redeployment of the fixed assets of NAD.

(b)	NAD Management

The Bidder does not intend to make any significant changes to NAD's management or operational activities other than those discussed below.  To the extent that activities and functions, including certain corporate functions and the provision of specialist technical or professional services (such as finance and accounting, administration, human resources, technology and communications) presently carried out by NAD will be duplicated within the Merged Group, such duplication will be eliminated where it is economically efficient to do so.

It is possible that this may result in the positions of some of the Bidder’s and/or NAD’s employees in the corporate, exploration and administrative areas being made redundant.  Any employee of either the Bidder or NAD who is made redundant will receive on redundancy payments and other benefits in accordance with their contractual and other legal entitlements.  Employment decisions will, however, be made in the context of the expected continuing growth of the Merged Group.

(c)	to relocate the registered office and management functions of NAD to Melbourne.

6.4	The Bidder’s intentions if it acquires less than 100% of NAD

If the Bidder does not acquire 100% of the NADShares and is unable to exercise control of NAD (as defined in the Corporations Act), the Bidder will seek to procure the board of directors of NAD to continue to run the affairs of NAD in accordance with the present intentions of the Bidder in that regard, to the extent possible and as permitted by all applicable legal and regulatory requirements.

7	Funding Arrangements

7.1	Cash Consideration

The consideration for the acquisition of the NAD Shares under the Offer will be satisfied by the payment of cash (in Australian dollars).

The total amount of the cash consideration that would be payable by the Bidder under the Offer if the Bidder acquires all of the NAD Shares on issue  which it does not already hold at the Offer Date and assuming that none of the options are exercised and the resulting NAD Shares are sold into the Offer, is $20,213,859.38.

The total amount of the cash consideration that would be payable by the Bidder under the Offer if the Bidder acquires all of the NAD Shares on issue which it does not already itself hold at the Offer Date and assuming that all of the options are exercised and the resulting NAD Shares are sold into the Offer, is $21,173,859.38 (Maximum Amount).

7.2	Source of Funds

The amount required by the Bidder to pay the Maximum Amount will be sourced from the Bidder’s existing cash reserves (namely, cash at bank).

The Bidder’s existing cash reserves are in excess of that required to pay the Maximum Amount. Funds of an amount equal to at least the Maximum Amount are immediately available and not subject to security interests, rights of set off or required for other arrangements.  Although the Bidder has not reserved particular cash resources to fund the Maximum Amount, it is not aware of any reason why it will not maintain a level of cash reserves that are available on terms that will maintain the Bidder’s ability to pay the Maximum Amount if and when required under the terms of the Offer.  As at 31 March 2009, the Bidder held cash reserves of approximately $111,000,000.

Funds to meet the associated transaction costs of the Bidder will also be sourced from existing cash reserves.

7.3	Provision of Consideration

On the basis of the arrangements described in this Section 6, the Bidder believes it has reasonable grounds for holding the view and holds the view that it will be able to pay the consideration under the Offer.

8	Australian Tax Considerations

8.1	Background

This taxation summary provides a general description of the Australian taxation consequences for NAD shareholders who dispose of their NAD Shares pursuant to the Offer and does not take into account the specific circumstances of any particular NAD shareholder.  This taxation summary is not, and is not intended to be, taxation advice to any NAD shareholder and should not be relied on as such.

The summary only applies to NAD shareholders who are Australian residents for tax purposes and who hold their NAD Shares on capital account. The summary does not address the taxation consequences for:

(a)	NAD shareholders who are not Australian tax residents;

(b)	NAD shareholders who are subject to special tax rules (for example, tax exempt entities, insurance companies and superannuation funds);

(c)	NAD shareholders who hold their NAD Shares as trading stock or, otherwise on revenue account (far example, banks and other trading entities);

(d)	NAD shareholders who acquired their NAD Shares (or options to acquire NAD Shares) in respect of their employment, or an associate's employment, with NAD or an associated company of NAD; and

(e)	non-resident NAD shareholders who hold their NAD Shares through a permanent establishment in Australia.

All NAD shareholders should seek their own independent professional advice regarding the taxation implications associated with the Offer.

The following description is based upon the Income Tax Assessment Act 1936 and the Income Tax Assessment Act 1997 as in effect at 12 May 2009, but it is not intended to be an authoritative or complete statement of the applicable law.

8.2	Capital Gains Tax

(a)	Summary

The sale of NAD Shares pursuant to the Offer will constitute a disposal of the NAD Shares and a "CGT event" for Australian capital gains tax (CGT) purposes. The date of disposal for capital gains tax purposes will generally be the date that the Offer is accepted.  If, for any reason the Offer does not proceed, no disposal will occur.

A NAD shareholder may make a capital gain or a capital loss from the disposal of NAD Shares pursuant to the Offer.  These amounts will be relevant in determining whether the NAD shareholder is required to include a net capital gain in their assessable income for the income year in which the Offer is accepted.

In general, capital gains and capital losses are firstly aggregated to determine whether there is a net capital gain, which is calculated after taking into account any discount capital gains or other concessions in respect of the capital gains.  The remaining net capital gain is included in assessable income and subject to tax at the applicable marginal rate of the NAD shareholder.

(b)	Capital Gain

A NAD shareholder will realise a capital gain if the capital proceeds received by that NAD shareholder from the disposal of NAD Shares exceed that NAD shareholder's cost base (or in some case, the indexed cost base) of those NAD Shares.

The capital proceeds from the disposal will be the market cash consideration the NAD shareholder receives under the Offer.

NAD shareholders' cost bases in their NAD Shares will generally be the cost of acquisition plus any incidental costs of acquisition (such as brokerage and stamp duty).

If the NAD Shares were acquired at or before 11.45 am on 21 September 1999, NAD shareholders who are individuals, complying superannuation entities or trustees of a trust may elect to adjust the cost base of the NAD Shares to include indexation by reference to changes in the Consumer Price Index from the calendar quarter in which the NAD Shares were acquired until the quarter ended 30 September 1999.  NAD shareholders which are companies will be entitled to include that indexation adjustment without making an election if their NAD Shares were acquired at or before 11.45 am on 21 September 1999.  Indexation adjustments are taken into account only for the purposes of calculating a capital gain.

NAD shareholders who are individuals, complying superannuation entities or certain trustees and who do not or cannot elect to adjust their cost base for indexation (as outlined above) can discount the amount of the capital gain in respect of the disposal of the NAD Shares if they acquired their NAD Shares at least 12 months before the date of disposal (referred to as the CGT Discount).  The CGT Discount is applied only after any available capital losses have been applied to the capital gain. For individuals and trustees the discount rate is 50% and for complying superannuation entities the discount rate is 33 1/3%.

NAD shareholders that are companies do not qualify for the CGT Discount.

(c)	Capital Loss

If the capital proceeds received by a NAD shareholder are less than the reduced cost base of the NAD Shares, a capital loss will arise. Generally, the reduced cost base of NAD Shares is the cost base of the NAD Shares (discussed above) without any adjustment or indexation. The CGT Discount does not apply to capital losses.

A net capital loss may not be deducted against other income for income tax purposes, but may be carried forward to offset future capital gains.  Specific loss rules apply to NAD shareholders who are companies and trusts, which may limit their ability to offset capital losses in a current or later income year.

8.3	GST

Australian GST should not apply to the disposal of NAD Shares by NAD shareholders.

8.4	Stamp Duty

No stamp duty will be payable by NAD shareholders on the transfer of NAD Shares to Legend.

9	Other Material Information

9.1	Risk factors

The Bidder believes that the Consideration offered is fair and reasonable.  The Offer provides a unique opportunity to dispose of all of your NAD Shares and realise a near term and certain value.  However, if you choose not to accept the Offer and retain your NAD Shares, in the absence of a higher or alternative offer or if the Offer is not successful, there is a risk that the market value of your NAD Shares may be less than the Consideration offered by the Bidder.

Furthermore, there will remain ongoing uncertainties and risks regarding the likelihood and timing of NAD delivering dividends or other distributions to NAD Shareholders.

If the Bidder does not achieve a level of shareholding in NAD of 100%, it is possible that NAD Shares will have a lower level of liquidity.  Additional risks not presently known to the Bidder, or if known, are not considered material, may also have an adverse impact.

In deciding whether to accept the Offer, NAD Shareholders should read this Bidder’s Statement in its entirety and carefully consider the risks outlined in this clause and elsewhere in this document.

9.2	Other material information

Except as disclosed in this Bidder’s Statement, there is no other information that:

9.2.1	is material to the making of the decision by a NAD Shareholder whether or not to accept the Offer; and

9.2.2	is known to the Bidder,

which has not previously been disclosed to NAD Shareholders.

10	Terms of the Offer

10.1	The Bidder’s Offer

The Bidder offers to acquire 100% of all of your NAD Shares on the terms and subject to the conditions set out in this Section 10.  For each one NAD Share you will receive 1.2 cents cash.  In accordance with the Corporations Act, the Bidder may increase the Offer Price at any time except during the final 5 Trading Days of the Offer Period.

10.2	Offer Period

This Offer will remain open for acceptance during the period commencing on the Opening Date and ending on the Closing Date, unless withdrawn or extended in accordance with the Corporations Act.

The Bidder may, in accordance with the Corporations Act, extend the Offer Period up to 5 Trading Days before the end of the Offer Period.  However, where in the final 5 Trading Days of the Offer Period:

10.2.1	another person lodges with ASIC a bidder’s statement for a takeover bid for securities in the bid class;

10.2.2	another person announces a takeover bid for securities in the bid class;

10.2.3	another person makes offers under a takeover bid for securities in the bid class; or

10.2.4	the consideration for offers under another takeover bid for securities in the bid class is improved;

the Bidder may announce an extension to the Offer Period during those final 5 Trading Days of the Offer Period.

10.3	Compulsory acquisition

Under Part 6A.1 Corporations Act, the Bidder will be entitled to compulsorily acquire any NAD Shares on issue in respect of which it has not received an acceptance of the Offer, on the same terms as the Offer, if during or at the end of the Offer Period, the Bidder (together with its associates) have a Relevant Interest in at least 90% (by number) of the NAD Shares on issue.

If this threshold is met, the Bidder will have one month from the end of the Offer Period within which to give compulsory acquisition notices to NAD Shareholders who have not accepted the Offer. NAD Shareholders may challenge compulsory acquisition of their NAD Shares but this will require the relevant NAD Shareholders to establish to the satisfaction of the court that the terms of the Offer do not represent fair value for the NAD Shares.

If the NAD Shares are compulsorily acquired from a NAD Shareholder in accordance with the provisions of Part 6A.1 Corporations Act, the relevant NAD Shareholder will be paid the Consideration but later than other NAD Shareholders who accept the Offer.

The Bidder intends to exercise its compulsory acquisition rights if it becomes entitled to those rights.

10.4	Effect of taking no action

NAD Shareholders who do not wish to accept the Offer should take no action.  However, in this case, if the Bidder achieves at least 90% acceptance and becomes entitled to compulsorily acquire your NAD Shares, as referred to in clause 10.3, it is the intention of the Bidder to do so, in which case you will receive the consideration for your NAD Shares later than other NAD Shareholders who accept the Offer.  Otherwise, those shareholders who do not accept the Offer will retain their current interest in NAD.

10.5	How to Accept this Offer

You may accept this Offer in respect of all or part of your NAD shareholding.  You may accept this Offer during a Trading Day at any time before the end of the Offer Period.

The Bidder has appointed Aequs Securities to purchase NAD Shares on its behalf on market during Trading Days.

Aequs Securities has been instructed to purchase at the Offer price every NAD Share offered for sale during the Offer Period (unless the Offer is withdrawn by Aequs Securities at the direction of the Bidder and in accordance with the Corporations Act).

(a)	Issuer Sponsored Holdings

If any of your NAD Shares are in an Issuer Sponsored Holding, to accept the Offer in respect of those NAD Shares, you must contact Aequs Securities or your Broker and advise them you accept the Offer.

(b)	CHESS Holdings

If your NAD Shares are in a CHESS Holding, to accept the Offer you must comply with the ASTC Settlement Rules.  To accept the Offer in respect of those NAD Shares:

(i)	you should instruct your Controlling Participant (usually your Broker) to accept the Offer on your behalf before the expiry of the Offer Period; or

(ii)	if you are a Participant, you must initiate acceptance of the Offer in accordance with the ASTC Settlement Rules before the expiry of the Offer Period.

(c)	NAD Shares held in different forms

If your NAD Shares are held in different parcels in different forms, your acceptance of the Offer will require action in relation to the different parcels of your NAD Shares.

(d)	Nominee holdings

If your NAD Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee, you should contact that nominee for assistance in accepting the Offer.

10.6	Withdrawal of Offer

The Bidder may withdraw the Offers in accordance with the Corporations Act (which may include an application to ASIC to withdraw unaccepted Offers).

If the Bidder withdraws this Offer, all contracts resulting from its acceptance will automatically be void and NAD Shareholders will retain ownership of their shares in NAD as held prior to their acceptance of the Offer.

10.7	Variation of Offer

The Bidder may vary the Offers in accordance with the Corporations Act (which may include an extension of the Offer Period or an increase in the Offer Price).

10.8	Governing law

This Offer and any contract that results from your acceptance of this Offer are governed by the laws in force in Victoria.

10.9	Date of Offer

This Offer is dated 27 May 2009.

11	Definitions and Interpretation

11.1	Definitions

In this Bidder’s Statement, unless the context otherwise requires:

A$ or $ means Australian dollars.

Aequs Securities means Aequs Securities Pty Ltd ABN 94 073 633 664.

Announcement Date means 12 May 2009.

ASIC means the Australian Securities and Investments Commission.

Associate has the same meaning as given to that term for the purposes of Chapter 6 of the Corporations Act (as modified by ASIC from time to time).

ASTC Settlement Rules means the rules of ASX Settlement and Transfer Corporation Pty Limited.

ASX means the stock exchange operated by ASX Limited ABN 98 008 624 691.

Bidder means Legend.

Bidder’s Statement means the bidder’s statement made under Part 6.5 Division 2 Corporations Act.

Board means, when used in reference to a company, the board of directors of that company.

Broker means a person who is a share broker and a participant in CHESS.

Business Day has the meaning given in the Listing Rules.

c or cents means Australian cents.

CGT means Australian capital gains tax.

CHESS means the Clearing House Electronic Subregister System operated by the ASX.

CHESS Holding means the shareholding registered on CHESS.

Closing Date means the end of the Trading Day on 27 June 2009 unless the Offer is extended.

Consideration means the consideration the Bidder offers to acquire NAD Shares as contained in clause 10.1.

Controlling Participant means a Participant who is designated as the controlling participant for share in a CHESS Holding in accordance with the ASTC Settlement Rules.

Corporations Act means the Corporations Act 2001 (Cth).

Directors mean the directors of Legend.

Issuer Sponsored Holding means a holding of NAD Shares on NAD's issuer sponsored subregister.

Legend means Legend International Holdings, Inc. ABN 82 120 855 352.

Legend Group means Legend and its Subsidiaries.

Listing Rules mean the official listing rules of ASX as amended or replaced from time to time, except to the extent of any express written waiver granted by ASX.

Merged Group means Legend Group following its acquisition of all of the NAD Shares.

Merlin Diamond Project means the diamond project carried on by NAD approximately 1200km south of Borroloola, Northern Territory.

NAD means North Australian Diamonds Limited ACN 009 153 119.

NAD Group means NAD and its Subsidiaries.

NAD Share means a fully paid ordinary share in NAD and all Rights attaching to them.

Offer means the Bidder’s offer to acquire NAD Shares as contained in clause 10 of this Bidder’s Statement as varied in accordance with the Corporations Act.

Offer Period means the period during which the Offer will remain open for acceptance, commencing on the Opening Date and ending on the Closing Date, or such later date to which the Offer has been extended.

Offer Price means 1.2 cents per NAD Share.

Opening Date means the date the Offer opens being 27 May 2009.

Participant means a participant as defined in the ASTC Settlement Rules.

Relevant Interest has the meaning given in sections 608 and 609 of the Corporations Act.

Offers means the Offer and each of the other offers made in the same terms for NAD Shares and includes a reference to those offers as varied in accordance with the Corporations Act.

Rights means all accretions, rights or benefits of whatever kind attaching to or arising from the NAD Shares directly or indirectly at or after the date of this Bidder’s Statement including, without limitation, all dividends and all rights to receive them or rights to receive or subscribe for shares, notes, bonds, options or other securities declared, paid or issued by NAD.

Section means a section of this Bidder’s Statement.

T + 3  means the date of acceptance of the offer plus 3 Trading Days.

Takeover Bid means the takeover bid constituted by the Offers.

Tax means any tax, levy, excise, duty (including stamp duty), charge, surcharge, contribution, withholding tax, impost or withholding obligation of whatever nature, whether direct or indirect, by whatever method collected or recovered, together with any penalties, fines, interest or statutory charges.

Target's Statement means the target's statement prepared under Part 6.5 Division 2 Corporations Act.

Trading Day has the meaning given in the Listing Rules.

11.2	Interpretation

In this Bidder’s Statement and in the Acceptance Form, unless the context otherwise requires:

11.2.1	words and phrases have the same meaning (if any) given to them in the Corporations Act;

11.2.2	words importing a gender include any gender;

11.2.3	words importing the singular include the plural and vice versa;

11.2.4	an expression importing a natural person includes any company, partnership, joint venture, association, corporation or other body corporate and vice versa;

11.2.5	a reference to a clause, annexure and schedule is a reference to a clause of and an annexure and schedule to this Bidder’s Statement as relevant;

11.2.6
a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances, or by-laws amending, consolidating or replacing it, whether passed by the same or another government agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

11.2.7	headings are for convenience only and do not affect the interpretation of this Bidder’s Statement;

11.2.8	a reference to time is a reference to time in Melbourne, Australia; and

11.2.9	a reference to writing includes e-mail and facsimile transmissions.

12	Approval of Bidder’s Statement

This Bidder's Statement has been approved by a resolution proposed on 11 May 2009 and passed on 11 May 2009 by a majority of the directors of Legend other than Mr. J. I. Gutnick who is also a director of NAD, and who was not present at the meeting of Directors.

This Bidder’s Statement is dated 12 May 2009.

Signed on behalf of Legend International Holdings, Inc by a person authorised to sign this Bidder’s Statement pursuant to a resolution passed by the Directors on 11 May 2009

DS Tyrwhitt, Director, Legend International Holdings, Inc.

Corporate Directory

Board of Directors
Mr. Joseph Gutnick – President & Chief Executive Officer
Dr. U S Awasthi - Non-Executive Director
Mr. Manish Gupta - Non-Executive Director
Dr. David Tyrwhitt - Non-Executive Director (Independent)
Dr Allan Trench - Non-Executive Director (Independent)
Mr. Henry Herzog - Non-Executive Director (Independent)

Senior Management
Mr. Peter Lee – Chief Financial Officer and Secretary
Mr. Craig Michael – Executive General Manager
Mr. Ed Walker – Project Manager
Mr. Mark Edwards – Geology Manager
Mr. Menachem Vorchheimer – General Manager Special Projects

Principal Office Level 8, 580 St. Kilda Road, Melbourne, VIC 3004 Australia Telephone: +61 3 8532 2866 Facsimile: +61 3 8532 2805 Email: lgdi@axisc.com.au Website: www.lgdi.net

New York Office 12th Floor, 16 East 52nd Street, New York, NY 10022 USA Telephone: +1 212 223 0018 Facsimile: +1 212 223 1169 Email: legendinfo@axisc.com.au

Brokers Aequs Securities Pty Ltd Level 11 7 Macquarie Place Sydney NSW 2000

Solicitors Cornwall Stodart Level 10, 114 William Street, Melbourne, VIC 3000 Australia

Annexure A

Announcement of Takeover Offer

12 May 2009

Company Announcements Office
Australian Securities Exchange

For immediate release to the market

ON MARKET TAKEOVER BID BY LEGEND INTERNATIONAL HOLDINGS, INC. FOR ALL ORDINARY SHARES IN NORTH AUSTRALIAN DIAMONDS LIMITED

Unconditional Cash Offer

Aequs Securities Pty Limited ABN 94 073 633 664 (Aequs) announces that during the period commencing 27 May 2009 and ending 27 June 2009 (Offer Period), Legend International Holdings, Inc. ABN 82 120 855 352 (Legend) will, pursuant to section 635 Corporations Act 2001 (Act), offer (Offer) to acquire on market at a price of 1.2 cent per share (Offer Price), all of the fully paid ordinary shares in North Australian Diamonds Limited (NAD) that are on issue or may be on issue at any time during the Offer Period (NAD Shares).

As the bid is an on market bid, the Offer is unconditional and payment of the consideration will be by way of cash.

Acquisitions from announcement

Legend has appointed Aequs to purchase NAD Shares on its behalf on market during official trading days (Trading Days) of the Australian Securities Exchange (ASX).

Aequs has been instructed to purchase at the Offer Price every NAD Share offered for sale during Trading Days in the period from the date of this announcement until the end of the Offer Period (unless the Offers are withdrawn by Aequs at the direction of Legend and in accordance with the Act).

Payment for Shares and brokerage

Payment for NAD Shares will be made on a T+3 basis in accordance with the usual rules for settlement of transactions that occur on market with the ASX.

As the Offer will be capable of acceptance only by holders of NAD Shares selling through brokers that are participating organisations of the ASX, all NAD Shares to be purchased by Legend will be purchased on market only during Trading Days.

Any brokerage charged by brokers acting for holders of NAD Shares wishing to sell their shares will be the sole responsibility of NAD Shareholders.  Legend will bear its own brokerage costs, if any, on any purchases of NAD Shares made on market.

Bidder’s Statement

In accordance with section 635 of the Act, a Bidder’s Statement will today be served on NAD.  Copies of the Bidder’s Statement will also be sent to the ASX and lodged with the Australian Securities and Investments Commission (ASIC).  A copy of the Bidder’s Statement will also be sent to holders of NAD Shares before commencement of the Offer Period.

Variation of Offer

During the Offer Period, Legend may decide to extend the Offer Period and/or increase the Offer Price in accordance with the Act.

In accordance with the Act, at any time before the end of the Offer Period, Legend reserves the right to withdraw, or to make an application to ASIC to withdraw, those Offers that have not been accepted.

Acquisitions before Offer Period

From the time of this announcement and ending on 26 May 2009, Legend will accept at the Offer Price every NAD Share offered to it during Trading Days at the Offer Price of 1.2 cent per NAD Share (up to a maximum of 1,684,488,282 NAD Shares, being all of the NAD Shares not already owned by Legend).

NAD Shares

NAD Shares, being the shares subject to the takeover bid, are ordinary shares in NAD.

Immediately prior to the making of this announcement:

(a)	as far as Legend is aware, NAD had a total of 1,980,488,282 NAD Shares on issue; and

(b)
Legend and its associates have a relevant interest in 674,275,603 NAD Shares representing approximately 34.04% of the total number of NAD Shares on issue at the date of this announcement.  (Legend directly holds 296,000,000 NAD Shares representing approximately 14.92% of the total number of NAD Shares on issue at the date this announcement.)

Signed for and on behalf of Aequs Securities Pty Limited:

Director of Aequs Securities Pty Limited